UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2006

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01. Entry into a Material Definitive Agreement in the Current Report on Form 8-K of Conexant Systems, Inc. (the "Company") filed on March 8, 2006, on March 7, 2006 the Company sold $200 million aggregate principal amount of its 4% convertible subordinated notes due 2026 (the "Notes") in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The Notes were sold pursuant to a Purchase Agreement dated March 2, 2006 (the "Purchase Agreement") by and between the Company and Lehman Brothers Inc. (the "Initial Purchaser"). In connection with the sale of the Notes, the Company granted to the Initial Purchaser an option to purchase up to an additional $50 million aggregate principal amount of Notes exercisable on or before April 1, 2006. On March 29, 2006, the Company and the Initial Purchaser amended the Purchase Agreement to extend the exercise period of the Initial Purchaser’s option by an additional 60 calendar days to May 31, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

March 29, 2006	By:	J. Scott Blouin

Name: J. Scott Blouin
Title: Senior Vice President and Chief Financial Officer